Exhibit 10.50

AGREEMENT

THIS AGREEMENT, entered into this 3 November, 2005 by and between

Cambridge Display Technology, Inc. with an office address of 160 Greentree Drive, Suite 101, Dover, Delaware 19904, United States of America, hereinafter referred to as “CDT”

and

Koninklijke Philips Electronics N.V., having its principal place of business at Groenewoudseweg 1, 5621 BA Eindhoven, the Netherlands, hereinafter referred to as “Philips”.

CDT and Philips will hereinafter jointly be referred to as “the Parties” and separately as “a Party”.

WITNESSETH:

WHEREAS, Gretag Imaging and Litrex Corporation (now known as Litrex Corporation) and Philips have worked on a project as defined in the joint development agreement concluded between them on January 1, 2001 (“the Joint Development Agreement”);

WHEREAS Litrex is, at the date first written above, 100 % owned and/or controlled by Ulvac, Inc. a Japanese corporation;

WHEREAS, based on results obtained in the context of said Joint Development Agreement Litrex has filed certain patent applications;

WHEREAS, in order to compromise certain disputes (1) between the Parties and (2) between Litrex and Philips relating to such patent applications, the Parties have agreed that

(A)	these patent applications and/or patents granted thereon shall be solely owned by Litrex Corporation;

(B)	by agreement of even date Philips shall be granted a non-exclusive license under these patents and/or patent applications; and

(C)	CDT shall pay to Philips the sum of Eur 750,000;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties agree as follows:

Article 1

As used in this Agreement, the following terms shall have the following meanings:

1.01	The term “this Agreement” shall mean the present document, including its Exhibit A.

1.02	The term “Patent Rights” shall mean

(1)	the patents and patent applications set forth in Exhibit A and any patents maturing from such patent applications or claiming priority thereof,

(2)	any and all reissues, re-examinations, renewals and extensions of any of said patents, and

(3)	any and all divisions, continuations and continuations-in-part of said patent applications and all patents issuing thereon, as well as any and all reissues, re-examinations, renewals and extensions of any of the patents issuing thereon.

1.03	“Effective Date” shall mean the date first written above.

Article 2

2.01	On the Effective Date CDT will pay to Philips an amount of Eur 750,000 (seven hundred and fifty thousand euro) inclusive any taxes or duties payable by Philips in respect of such payment.

2.02	The amount referred to in Article 2.01 here above shall be paid by CDT to Philips without any deduction whatsoever, whether for bank transmission charges or otherwise to the following bank account and reference:

EURO bank account no. 8923019 of Koninklijke Philips

Electronics N.V. - Licenses, with the Citibank N.A., London, swiftcode

CITIGB2L, sortcode 185008, reference: “Litrex”.

IBAN: GB61CITI18500808923019

2.03	Philips acknowledges and confirms that the Patent Rights are solely owned by Litrex. The payment referred to in Article 2.01 here above and the licenses granted by Litrex Corporation to Philips under the Patent Rights as provided for by the patent license agreement of even date are in full and final settlement of any claim of ownership that Philips has, or may have had against Litrex Corporation or CDT regarding these Patent Rights.

Article 3

3.01	Philips confirms that, upon written request by CDT filed within twelve months after the Effective Date, Philips shall provide reasonable assistance to the intent that Philips’ employees, who are in a position to do so, sign any documents necessary to perfect Litrex Corporation’s title in and to the Patent Rights.

3.02	The Parties represent to each other that to the best of their knowledge and belief they have not, to date, filed any patent application for any invention within the definition of Foreground IPR as defined in the Joint Development Agreement concluded between Gretag Imaging, Litrex Corporation and Philips on January 1, 2001.

Article 4

Except as otherwise specifically provided herein, any notice or communication required or permitted hereunder shall be in writing, which shall be deemed to include facsimile and may be sent by facsimile or prepaid registered airmail, addressed to the Party concerned at such address as such Party shall have notified to the Party giving notice in writing for that purpose, failing which at the registered office or principal place of business of the Party receiving the notice.

The date of giving of any such notice, receipt, report or other communication shall be the date the facsimile transmitted. The Post Office receipt showing the date of deposit shall be prima facie evidence of these facts in respect of postal transmission.

Any notices supplied under this Agreement shall be sent to the following individuals:

If to Philips:	If to CDT:

IP Licensing Director	Director, Legal & IP
Philips International B.V.	Cambridge Display Technology Ltd.
Intellectual Property & Standards	Greenwich House
Prof. Holstlaan 6	Madingley Rise,
5656 AA Eindhoven	Madingley Road,
The Netherlands	Cambridge,
England

Article 5

Nothing contained in this Agreement shall be construed as an obligation to secure or maintain in force any of the Patent Rights.

Article 6

Each of the Parties undertakes to maintain the confidentiality of the terms and conditions of this Agreement, provided that the Parties may disclose the existence and the terms and conditions of this Agreement as required to enforce their rights hereunder, or as otherwise may be required by law.

Article 7

This Agreement shall be construed, and the performance thereof shall be enforced, in accordance with the laws of the Netherlands.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year above first written.

Koninklijke Philips Electronics N.V.		Cambridge Display Technology, Inc.

Signature:	/s/ R. J. PETERS	Signature:	/s/ STEPHEN CHANDLER
Name:	R. J. Peters	Name:	Stephen Chandler
Title:	Executive Vice President	Title:	Company Secretary

EXHIBIT A

Patent Rights:

- US provisional application 60/295,100 filed 1 June 2001 or 60/295,118 filed 1 June 2001

- WO2002099848	FORMATION OF PRINTED CIRCUIT BOARD STRUCTURES USING PIEZO MICRODEPOSITION

- WO2002099849	APPARATUS FOR MICRODEPOSITION OF MULTIPLE FLUID MATERIALS

- WO2002099850	INTERCHANGEABLE MICRODEPOSITION HEAD APPARATUS AND METHOD

- WO2002099851	TEMPERATURE CONTROLLED VACUUM CHUCK

- WO2002098573	WAVEFORM GENERATOR FOR MICRODEPOSITION CONTROL SYSTEM

- WO2002098574	MICRODEPOSITION APPARATUS

- WO2002098575	OVER-CLOCKING IN A MICRODEPOSITION CONTROL SYSTEM TO IMPROVE RESOLUTION

- WO2002098576	INDUSTRIAL MICRODEPOSITION SYSTEM FOR POLYMER LIGHT EMITTING DIODE DISPLAYS, PRINTED CIRCUIT BOARDS AND THE LIKE